SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **SIRRUS CORP.**, did on May 7, 2014, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 7, 2014.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20140507-1275
You may verify this certificate online at **http://www.nvsos.gov/**

I hereby certify that the within instrument is a true and correct copy of the instrument of which it purports to be a true copy.
Given under my hand and seal of office this 15 day of May A.D. 20 14

A Notary Public in and for the Province of British Columbia

William L. Macdonald
Barrister and Solicitor
400 - 570 Granville St.
Vancouver, BC V6C 3P1
604-648-1670

SECRETARY OF STATE

STATE OF NEVADA

CERTIFICATE OF EXISTENCE WITH STATUS IN GOOD STANDING

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, non-profit corporations, corporation soles, limited-liability companies, limited partnerships, limited-liability partnerships and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, **SIRRUS CORP.**, as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since May 7, 2014, and is in good standing in this state.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 14, 2014.

ROSS MILLER
Secretary of State

Electronic Certificate
Certificate Number: C20140514-2786
You may verify this electronic certificate online at **http://www.nvsos.gov/**

040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Sirrus Corp.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: National Registered Agents Inc. of NV Name [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 300,000,000 attached — Par value per share: $ 0.00001 — Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) AHMED OMAR GULED Name P.O BOX 62-10100 — NYERI, KENYA Street Address / City / State / Zip Code 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* any lawful business activity
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	AHMED OMAR GULED — X [signature] Name / Incorporator Signature P.O BOX 62-10100 — NYERI, KENYA Address / City / State / Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] — May 7, 2014 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity / Date

This form must be accompanied by appropriate fees.

[W0233001]

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Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09

Schedule "A"
to the Articles of Incorporation of
Sirrus Corp.

Item 3. - Authorized Stock: (number of shares corporation is authorized to issue)

300,000,000 shares broken down as follows:

> 200,000,000 common shares with par value of $0.00001, all of which stock shall be entitled to voting power; and
>
> 100,000,000 preferred shares with par value of $0.00001. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of such class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.